Exhibit 21

Subsidiaries of the Company

Listed below are the Company's wholly owned subsidiaries as of the date of this report. Names of certain inactive or minor subsidiaries have been omitted.

Name	State or Other Jurisdiction of Incorporation or Organization

Kewaunee Fabrications, L.L.C.	Wisconsin
McNeilus Companies, Inc.	Minnesota
Concrete Equipment Company, Inc.	Nebraska
Audubon Manufacturing Corporation	Iowa
JLG Maquinaria Mexico, S. de r.l. de C.U.	Mexico
Iowa Mold Tooling Co., Inc.	Delaware
JerrDan Corporation	Delaware
Iowa Contract Fabrications, Inc.	Iowa
McIntire Fabricators, Inc.	Iowa
McNeilus Financial Services, Inc.	Minnesota
Oshkosh/McNeilus Financial Services, Inc.	Minnesota
Oshkosh Equipment Finance, L.L.C.	Wisconsin
McNeilus Truck and Manufacturing, Inc.	Minnesota
McNeilus Financial, Inc.	Texas
Viking Truck & Equipment Sales (MI), Inc.	Michigan
Viking Truck & Equipment Sales (OH), Inc.	Ohio
JLG Industries, Inc.	Pennsylvania
Access Financial Solutions, Inc.	Maryland
Fulton International, Inc.	Delaware
GI Industries, Inc.	Delaware
TGC Industries, Inc.	Ohio
JLG Equipment Services, Inc.	Pennsylvania
JLG New Zealand Access Equipment and Service	New Zealand
JLG Industries Japan Co., Ltd.	Japan
JLG International LLC	Delaware
JLG Latino Americana Holdings 1 BV	Netherlands
JLG Manufacturing, LLC	Pennsylvania
JLG Properties Australia Pty Limited	Australia
JLG Industries Korea, Ltd.	South Korea
OSK Industries LLC	Wisconsin
JLG Equity Holdings C.V.	Netherlands
JLG EMEA Holdings C.V.	Netherlands
JLG Equipment Services Limited	Hong Kong
Oshkosh JLG (Tianjin) Equipment Technology Co. Limited	China
Oshkosh-JLG (Singapore) Technology Equipment Private Limited	Singapore
JLG EMEA B.V.	Netherlands
JLG Ground Support Europe BVBA	Belgium
JLG France SAS	France

Name	State or Other Jurisdiction of Incorporation or Organization
JLG Industries GmbH	Germany
JLG Deutschland GmbH	Germany
JLG Industries (Italia) S.r.L	Italy
JLG Industries (United Kingdom) Limited	United Kingdom
JLG Manufacturing Europe BVBA	Belgium
JLG Sverige AB	Sweden
Oshkosh Rus, LLC	Russia
Platformas Elevadoras JLG Iberica S.L	Spain
JLG Manufacturing Central Europe S.R.L.	Romania
LMI Finance L.P.	Canada
Oshkosh Italy B.V.	Netherlands
Power Towers Limited	United Kingdom
Power Towers LLC	United Arab Emirates
Power Towers Deutschland GmbH	Germany
Power Towers Netherlands BV (Netherlands)	Netherlands
Oshkosh Europe B.V.	Netherlands
Oshkosh Equipment Manufacturing, S. de R.L. de C.V.	Mexico
JLG Latino Americana Holdings 2 B.V. Cooperatief U.A.	Netherlands
JLG Latino Americana Cooperatief U.A.	Netherlands
JLG Latino Americana Ltda.	Brazil
OSK Company LLC	Wisconsin
Premco Products Inc.	California
Fulton Industries, Inc.	Pennsylvania
JLG-MHD Indiana, Inc.	Indiana
JLG-MHD, Inc.	Pennsylvania
Oshkosh Airport Products, LLC	Wisconsin
Oshkosh Commercial Products, LLC	Wisconsin
Oshkosh Defense, LLC	Wisconsin
Oshkosh Defense Canada Incorporated	Canada
Oshkosh India Private Limited	India
Oshkosh Logistics Corporation	Wisconsin
Oshkosh Asia Holdings Limited	Mauritius
Oshkosh Commercial (Beijing) Co., Limited	China
Oshkosh Arabia FZE	Dubai
Pierce Manufacturing Inc.	Wisconsin
Oshkosh HD, LLC	Wisconsin
Oshkosh Unipower Limited	United Kingdom
Oshkosh (UK) Limited	United Kingdom

McNeilus Truck and Manufacturing, Inc. owns a 49% interest in Mezcladoras Trailers de Mexico, S.A. de C.V.

JLG Europe B.V. is a 50% joint partner in RiRent Europe B.V. (Netherlands)